Exhibit 10.3



                              NTL INCORPORATED

                      Restricted Stock Unit Agreement

This AGREEMENT (this "Agreement") is made and entered into as of __________ ("Grant Date") by and between NTL Incorporated, a Delaware corporation (the "Corporation"), and __________ (the "Employee").

     1. Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the NTL Incorporated 2006 Stock Incentive Plan (the "Plan"), the Corporation hereby grants to the Employee a maximum of __________ Restricted Stock Units. Unless the context otherwise requires, terms used but not defined herein shall have the same meaning as in the Plan.

     2. Vesting of Restricted Stock Units.

     (a) Vesting Schedule. Except as otherwise provided in this Agreement, a number of Restricted Stock Units shall become non-forfeitable if and only if (i) the Performance Condition set out in Exhibit A has been met and (ii) the Employee has remained in the continuous employ of the Corporation from the Grant Date through the date on which the Restricted Stock Units are settled pursuant to Section 4 hereof. The number of Restricted Stock Units that shall become non-forfeitable shall be calculated in accordance with the formula set forth in Exhibit A.

     (b) No Accelerated Vesting. Notwithstanding Section 7(b)(2) of the Plan, the Restricted Stock Units shall not vest or become non-forfeitable upon the occurrence of an Acceleration Event.

     (c) Continuous Employment. For purposes of this Agreement, the continuous employment of the Employee with the Corporation shall include employment with a Subsidiary Corporation, Parent Corporation or Affiliated Entity, and shall not be deemed to have been interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Corporation by reason of the transfer of the Employee's employment among the Corporation, a Subsidiary Corporation, Parent Corporation or Affiliated Entity.

     3. Forfeiture of Restricted Stock Units.

     (a) Any Restricted Stock Units that have not theretofore become non-forfeitable shall be forfeited if the Employee ceases to be continuously employed by the Corporation prior to the date on which the Restricted Stock Units are settled pursuant to Section 4 hereof. In the event of a forfeiture, forfeited Restricted Stock Units shall cease to be outstanding and the Employee shall cease to have right, title or interest in, to or on account of the forfeited Restricted Stock Units or any underlying shares of Common Stock.

     (b) For the purposes of this Agreement, where the Employee ceases to hold an office or employment with the Corporation because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving notice. If the Employee's employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires.

     4. Settlement of Restricted Stock Units. Upon Restricted Stock Units becoming non-forfeitable in accordance with Section 2 of this Agreement, each such Restricted Stock Unit shall entitle the Employee to, in the discretion of the Committee, one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock determined as of the date on which such Restricted Stock Units become non-forfeitable. Settlement of the Restricted Stock Units shall occur on the "Prescribed Date" as nominated by the Committee. The Prescribed Date shall be a date on or after the date on which the Corporation's annual statutory accounts for the accounting period ending December 31, 2008 are published but shall not, in any event, be a date later than April 30, 2009. In determining the Prescribed Date, the Committee shall take into account closed trading periods for the Common Stock and the Corporation's Insider Trading Policy. If settlement is made in the form of shares of Common Stock, such shares shall be evidenced by book entry registration or by a certificate registered in the name of the Employee.

     5. Dividend, Voting and Other Rights. The Employee shall have none of the rights of a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares and receive any dividends that may be paid thereon until such time, if any, that shares of Common Stock are delivered to the Employee in settlement thereof; provided, that, upon the occurrence of an event set forth in Section 9 of the Plan, the Restricted Stock Units shall be subject to adjustment pursuant to Section 9 of the Plan.

     6. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Corporation to continue the employment of the Employee for any period.

     7. Withholding. It shall be a condition to the vesting of any Restricted Stock Units, the payment of cash hereunder, or the issuance of shares of Common Stock hereunder, as the case may be, that the Employee shall pay, or make provisions for payment of, all income, employment or other tax (or similar) and social security (or similar) withholding requirements in a manner that is satisfactory to the Corporation for the payment thereof.

     8. Miscellaneous.

     (a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee, unless evidenced in writing and signed by the Corporation and the Employee.

     (b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other.

     (c) The Corporation shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

     (d) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee's consent, except to the extent necessary to comply with applicable law.

     (e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

     (f) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (h) The failure of the Corporation or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     (i) This Agreement is a matter entirely separate from any pension right or entitlement that the Employee may have and from his or her terms and conditions of employment, and, in particular (but without limiting the generality of the foregoing), if the Employee leaves the employment of the Corporation and any Parent Corporation, Subsidiary Corporation or Affiliated Entity or otherwise ceases to be an employee thereof, he or she shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

     (j) No term in this Agreement is enforceable under the Contract (Rights of Third Parties) Act 1999, but this does not affect any rights or remedy of a third party which exists or is available apart from such Act.



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     IN WITNESS  WHEREOF,  the parties to the Agreement  have duly executed and delivered this Agreement as of the date first written above.

                               NTL INCORPORATED

                               ----------------------------------
                               By: Steve Burch
                               Title: Chief Executive Officer

                               ACCEPTED And AGREED

                               COLLEAGUE

                               -----------------------------------
                               Name:
                               Title: